As filed with the Securities and Exchange Commission on December 18, 2023

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ADC THERAPEUTICS SA

(Exact name of registrant as specified in its charter)

Switzerland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Biopôle, Route de la Corniche 3B, 1066 Epalinges, Switzerland (Address of Principal Executive Offices)

ADC Therapeutics SA 2022 Employee Stock Purchase Plan

(Full title of the plans)

ADC Therapeutics America, Inc.

430 Mountain Avenue, Suite 404

New Providence, NJ 07974

(Name and Address of Agent For Service)

(908) 731-5556

(Telephone number, Including Area Code, of Agent For Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Deanna L. Kirkpatrick

Yasin Keshvargar

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 20-F filed with the Commission on March 15, 2023 (Registration No. 001-39071), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b) The Registrant’s Reports on Form 6-K filed with the SEC on March 15, 2023 (only with respect to “Compensation Report of ADC Therapeutics SA for the Year Ended December 31, 2022—2. Compensation of the Board of Directors” and “Compensation Report of ADC Therapeutics SA for the Year Ended December 31, 2022—3. Compensation of the Members of Executive Management” in Exhibit 99.1 thereto), May 9, 2023 (only with respect to Exhibits 99.1 and 99.2), August 8, 2023 (only with respect to Exhibits 99.1 and 99.2) and November 7, 2023 (only with respect to Exhibits 99.1 and 99.2); and

(c) The description of the Registrant’s share capital which is contained in the Registrant’s Registration Statement Form 8-A (Registration No. 001-39071), dated May 11, 2020, including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4	ADC Therapeutics SA Amended and Restated Articles of Association (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K filed with the Commission on June 14, 2023 (Registration No. 001-39071))
5	Opinion of Homburger AG, Swiss counsel of ADC Therapeutics SA, as to the validity of the common shares (filed herewith)
23.1	Consent of Homburger AG, Swiss counsel of ADC Therapeutics SA (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers SA, independent registered public accounting firm (filed herewith)
24	Powers of Attorney (included in the signature pages hereto)
99.1	ADC Therapeutics SA Employee Stock Purchase Plan
107.1	Filing fee table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Epalinges, Switzerland on December 18, 2023.

ADC THERAPEUTICS SA

By:	/s/ Ameet Mallik
Name:	Ameet Mallik
Title:	Chief Executive Officer

POWER OF ATTORNEY

 KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ameet Mallik, Jose Carmona and Peter Graham and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ameet Mallik	Chief Executive Officer and Director	12/18/23
Ameet Mallik	(Principal Executive Officer)

/s/ Jose Carmona	Chief Financial Officer	12/18/23
Jose Carmona	(Principal Financial Officer)

/s/ Lisa Källebo	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	12/18/23
Lisa Källebo

/s/ Ron Squarer		12/18/23
Ron Squarer	Chairman of the Board of Directors

/s/ Peter Hug		12/18/23
Peter Hug	Vice Chairman of the Board of Directors

/s/ Viviane Monges		12/18/23
Viviane Monges	Director

/s/ Robert Azelby		12/18/23
Robert Azelby	Director

/s/ Jean-Pierre Bizzari		12/18/23
Jean-Pierre Bizzari	Director

/s/ Thomas Pfisterer		12/18/23
Thomas Pfisterer	Director

/s/ Tyrell J. Rivers		12/18/23
Tyrell J. Rivers	Director

/s/ Victor Sandor		12/18/23
Victor Sandor	Director

/s/ Peter Graham		12/18/23
Peter Graham	Chief Legal Officer, Authorized Representative in the United States
ADC Therapeutics America, Inc.